DeGOLYER AND MacNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

March 22, 2013

Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled "3.12.2 Preparations of reserves estimates; DeGolyer and MacNaughton report" of the Annual Report on Form 20-F for the year ended December 31, 2012, of Statoil ASA (the Form 20-F), to the inclusion of our third-party report dated February 25, 2013, concerning our evaluation as of December 31, 2012, of certain oil and gas properties of Statoil ASA (Third-Party Report), which is included as an exhibit to the Form 20-F, and to the incorporation by reference thereof in the Registration Statement on Form S-8 (File No. 333-168426) pertaining to the Statoil North America, Inc. 2004 Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-167092) of Statoil ASA and Statoil Petroleum AS of our Third-Party Report.

Very truly yours,

DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716